                                                                   Exhibit 10.13


                     CONTRACT RIGHTS PURCHASE AGREEMENT


    This Contract Rights Purchase Agreement is made as of August 1, 1997 by and between Medical Billing Services of Arizona, Inc., a Delaware corporation ("Seller"), and National Medical Financial Services Corporation, a Nevada corporation ("Purchaser").

                                 WITNESSETH:

    1.   Sale of Contract Rights; Assumption of Certain Liabilities.

         1.1 Sale of Contract Rights. On the terms and for the consideration hereinafter stated, Seller hereby unconditionally and irrevocably sells, conveys, transfers and assigns to Purchaser all of Seller's rights (except Seller's rights to compensation with respect to payments collected before October 1, 1997) pursuant to the contracts listed on Exhibit A hereto (the "Contracts"). Such assigned rights are referred to herein as the "Contract Rights".

         1.2 Disclaimer. Purchaser acknowledges that it has been advised that (a) Seller acquired its rights pursuant to the Contracts (the "Rights") by assignment from Desert Health Resources, Inc., an Arizona corporation ("DHR"), and Seller has assumed all obligations of DHR expressly set forth in writing in the Contracts with respect to billing or collecting fees for medical services on or after August 1, 1997 (the "Assumption") other than obligations which DHR was obliged to pay, perform or discharge prior to August 1, 1997; (b) DHR did not obtain the consent of the other parties to the Contracts to the Assumption or to DHR's assignment of the Rights to Seller; and (c) Seller has not obtained the consent of any such other party to Seller's assignment of the Contract Rights to Purchaser or Purchaser's assumption of the Assumed Obligations (as defined in Section 1.3). Seller is selling, conveying, transferring and assigning the Contract Rights to Purchaser "as is", without any warranty of title express or implied.

         1.3 Assumption of Liabilities. Purchaser hereby assumes the obligations of DHR expressly set forth in writing in the Contracts (other than obligations which DHR was obliged to perform, pay or discharge prior to the date of this Agreement) with respect to billing or collecting fees for medical services on or after the date of this Agreement (the "Assumed Obligations"). Seller will not interfere with NMFSC's performance of the Assumed Obligations. It is expressly acknowledged and agreed that Purchaser is not assuming any obligation or liability of Seller or DHR other than the Assumed Obligations.

         1.4 Grant of Security Interest. To the extent that the Uniform Commercial Code - Secured Transactions applies to Seller's sale of the Contract Rights to Purchaser, Seller hereby grants a security interest in the Contract Rights to Purchaser to secure the performance of all of Seller's obligations under this Agreement.

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    2.   Amount, Payment and Escrow of Consideration.

         2.1 Amount and Payment. In full consideration of Seller's sale, conveyance, transfer and assignment of the Contract Rights, Purchaser will

              (a) pay to Seller on August 1, 1997 the sum of Six Hundred Thousand Dollars (US$600,000) by check made payable to Seller or by wire transfer to a bank account designed by Seller;

              (b) issue and deliver to Seller, at the office of the Escrow Agent (as defined in Section 2.2), on or before August 15, 1997 a stock certificate representing 384,000 duly and validly issued, fully paid and nonassessable shares of Purchaser's Common Stock, par value $.01 per share, subject to equitable adjustment for any stock split, stock dividend, reverse stock split or other capital reorganization with respect to Purchaser's Common Stock between the date of this Agreement and the date on which such shares are issued (the "Shares"), free and clear of all liens, encumbrances and restrictions on transfer except restrictions on transfer under federal or state securities laws;

              (c) issue, execute and deliver to Seller on the date of this Agreement a promissory note in the principal amount of Two Hundred Fifty Thousand Dollars (US$250,000) in the form of Exhibit B hereto (the "First Note");

              (d) if the Annual Revenues (as defined in the Escrow Agreement referred to in Section 2.2) exceed Eight Hundred Fifty Thousand Dollars (US$850,000) issue, execute and deliver to Seller on or before December 1, 1998 a promissory note (the "Second Promissory Note") substantially in the form of Exhibit C hereto in the principal amount (the "Principal Amount") equal to 112.5 % of the remainder of (i) Three Hundred Fifty Thousand Dollars (US$350,000) minus (ii) the amount, if any, of the Foregone Principal (as determined pursuant to Section 2.3); and

              (e) pay to Seller on or before October 31, 1998, by check made payable to Seller or by wire transfer to a bank account designated by Seller, the remainder of (i) the Annual Revenues (as defined in the Escrow Agreement referred to in Section 2.2) minus (b) One Million Eight Hundred Thousand Dollars (US$1,800,000).

The First Promissory Note and the Second Promissory Note are referred to herein collectively as the "Notes".

         2.2 Escrow. Simultaneously with the execution and delivery of this Agreement, Purchaser and Seller are executing and delivering an Escrow Agreement substantially in the form attached hereto as Exhibit D (the "Escrow Agreement"). Upon delivery by Purchaser to Seller of a certificate or certificates representing Shares pursuant

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to Section 2.1 of this Agreement, Seller will immediately deliver to the escrow agent named in the Escrow Agreement (the "Escrow Agent") all stock certificates representing Shares, duly indorsed in blank or with duly signed blank stock transfer powers attached and in either case with such assurance that Seller's indorsement is genuine and effective (including but not limited to a guarantee of the signature of the person indorsing on behalf of Seller and appropriate evidence of the authority of such person to sign on behalf of Seller) as Purchaser may reasonably require, to be held by the Escrow Agent in accordance with the Escrow Agreement, and will promptly provide notice to Purchaser certifying such delivery.

         2.3 Second Promissory Note. On or before October 31, 1998, Purchaser will determine, and will give notice to Seller of its determination of, the amount of the Annual Revenues. If Purchaser notifies Seller that the Annual Revenues were more than $850,000, Seller will give notice to Purchaser on or before November 20, 1998 of the amount of the Foregone Principal. Seller may determine the amount of the Foregone Principal in its sole discretion, provided that such amount must be (a) less than or equal to $350,000 and greater than or equal to $0.00, (b) greater than or equal to the remainder of $1,200,000 minus the amount of the Annual Revenues and (c) less than or equal to the remainder of $1,800,000 minus the amount of the Annual Revenues; and provided further that if the Annual Revenues were $1,800,000 or more, the Foregone Principal shall be $0.00. Seller's determination in accordance with this Section 2.3 of the amount of the Foregone Principal shall be binding upon Purchaser. Purchaser's determination of the amount of the Annual Revenues shall not be binding unless accepted by Seller. If Purchaser fails to deliver a duly issued and executed Second Promissory Note to Seller in accordance with Section 2.1(d) on or before December 1, 1998, the Principal Amount shall automatically become due and payable in full by Purchaser to Seller on December 1, 1998 and shall bear interest at the rate of 1.5% per month and Seller may, in addition to any other remedy available to Seller, (a) direct any party to any of the Contracts to pay to Seller any amounts payable by such party pursuant to any Contract and (b) retain any such payment received by Seller as a set-off against any unpaid portion of the Principal Amount or interest accrued thereon.

         2.4 Exclusive Services Provider Agreement. Simultaneously with the execution and delivery of this Agreement, Purchaser and Seller are executing and delivering an Exclusive Services Provider Agreement substantially in the form attached hereto as Exhibit E (the "ESP Agreement").

         2.5 Preservation of Annual Revenues. Purchaser will perform all of the Assumed Obligations with utmost care and diligence and in utmost good faith until October 1, 1998. Purchaser will not terminate any of the Contracts prior to October 1, 1998 or amend or waive any provision of any of the Contracts with respect to, or take any other action that would reasonably be expected to reduce, the Annual Revenues without Seller's prior written consent. Purchaser will use its best efforts to collect promptly all

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fees payable to Purchaser prior to October 1, 1998 pursuant to Seller's assignment of the Contract Rights to Purchaser.

    3.   Representations and Warranties of Seller.

    Seller hereby represents and warrants to Purchaser as follows:

         3.1 Seller's Existence, Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the power to own its property and to carry on its business as now being conducted. Seller has the power to execute and deliver this Agreement, the ESP Agreement and the Escrow Agreement and consummate the transactions contemplated hereby and thereby and has taken all action required by law or otherwise to authorize such execution and delivery and consummation of transactions.

         3.2 Validity of Agreement. Each of this Agreement, the ESP Agreement and the Escrow Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity). Neither the execution and delivery by Seller of this Agreement, the ESP Agreement or the Escrow Agreement nor the consummation by Seller of the transactions contemplated hereby or thereby (a) violates or will violate any provision of law or any rule, regulation or order of any court or governmental agency, (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller is a party or by which Seller is bound (except the Contracts, as to which no representation is made) or (c) requires any filing by Seller with, or any approval, consent, authorization or other action with respect to Seller by, any governmental body. This Agreement, the ESP Agreement and the Escrow Agreement have been duly executed and delivered by Seller.

         3.3 The Contracts. Seller has delivered a true and correct copy of each of the Contracts to Purchaser.

         3.4 Compliance with Laws. Seller is in compliance in all material respects with all laws, regulations, rules and decrees of all governmental authorities applicable to Seller.

         3.5 Litigation. There is no litigation, action, suit, proceeding or governmental investigation pending or (to the best of Seller's knowledge) threatened against Seller or affecting Seller or its business or any of its assets, at law or in equity or

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before any federal, state, municipal, local or other governmental authority, or before any arbitrator. Seller is not subject to any order, writ or decree of any court or other governmental authority.

         3.6  Solvency.  Seller is not insolvent.

         3.7 No Finders or Brokers. Seller has not engaged any finder or broker in connection with the transactions contemplated hereby. Seller will indemnify and hold Purchaser harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person or entity for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereby due to acts of Seller.

         3.8 Disclosure. No representation or warranty by Seller in this Agreement, the ESP Agreement or the Escrow Agreement or any document furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any materially untrue statement or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading.

         3.9 Bulk Sales. Seller will hold Purchaser harmless from any and all liability, damages or attorneys' fees suffered or incurred by Purchaser resulting from any failure by Seller to comply with any applicable bulk sales law relating to the transactions contemplated hereby.

         3.10 Investment Representations.

              (a) Seller will make no disposition of the Shares except as provided in Sections 2.2 and 3.10(d) hereof.

              (b) Seller is acquiring the Shares for itself for its own account and not for any other person, without a view to the distribution of all or any part of the Shares. Seller has been advised in writing by Purchaser that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and, therefore, cannot be resold unless they are registered under the Act or unless an exemption from registration is available.

              (c)  Seller is an entity in which all of the equity owners are
(i) a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds US$1,000,000 or (ii) a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and

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risks of its purchase of the Shares.  Seller acknowledges receipt of
Purchaser's definitive proxy statement filed with the Securities and Exchange Commission in connection with Purchaser's 1997 annual meeting of stockholders, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB for the fiscal year ended December 31, 1996 and Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-QSB for the quarter ended March 31, 1997.

              (d) Except as provided in Section 2.2, Seller will not offer, sell, pledge, transfer or otherwise dispose of all or any of the Shares, or solicit any offer to buy, purchase or otherwise acquire or take a pledge of any Shares, except in the manner and to the extent described (i) in a registration statement in effect under the Act covering the Shares and as to which a prospectus meeting the requirements of the Act is available for delivery, (ii) in an opinion of counsel to Seller reasonably acceptable to Purchaser, whose opinion is in form and substance satisfactory to counsel for Purchaser, to the effect that the proposed offer, sale, pledge, transfer or other disposition of the Shares may be made without registration and availability of a prospectus meeting the requirements of the Act or (iii) in a writing by Seller to the Securities and Exchange Commission, which writing neither contains any untrue statement nor omits to state any facts necessary to make the statements made not misleading and with respect to which writing Seller has received a "no action letter" from the staff of the Securities and Exchange Commission to the effect that the staff will not recommend that the Securities and Exchange Commission take any action in connection with the disposition, offer or solicitation described in such writing.

              (e) The offer and sale of the Shares to Seller was made solely in The Commonwealth of Massachusetts.

              (f) All certificates representing the Shares will bear a legend, in form and substance designated by counsel to the Purchaser, referring to the investment commitment contained herein, to the effect that the Shares have not been registered under the Act and stating that no transfer of the Shares may be made unless the Shares are registered under the Act or an exemption from such registration is available.

              (g) Seller understands that the Shares will not become freely transferable by reason of any "change of circumstances" whatever, such as changes in Purchaser, general stock market or economic conditions, or Seller's financial position. Accordingly, Seller understands that the Shares will constitute an illiquid investment.

              (h) Seller accepts the condition that Purchaser or its transfer agent(s) will maintain "stop transfer orders" with respect to the Shares.

    4.   Representations and Warranties of Purchaser.

    Purchaser represents and warrants to Seller as follows:

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         4.1  Organization and Standing of Purchaser.  Purchaser is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as now being conducted.

         4.2 Authority. Purchaser has corporate power to execute and deliver this Agreement, the Escrow Agreement, the Notes and the ESP Agreement and consummate the transactions contemplated hereby and thereby and has taken all action required by law, its Articles of Incorporation, its By-Laws or otherwise to authorize or ratify such execution and delivery and consummation of transactions.

         4.3 No Finders or Brokers. Purchaser has not engaged any finder or broker in connection with the transactions contemplated hereby. Purchaser will indemnify and hold Seller harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person or entity for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereby due to acts of Purchaser.

         4.4 Validity of Agreements. Each of this Agreement, the Notes, the ESP Agreement and the Escrow Agreement constitutes the valid and binding obligation of Purchaser and is binding against Purchaser, enforceable in accordance with its respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity). Neither the execution and delivery by Purchaser of this Agreement, the Escrow Agreement, the Notes or the ESP Agreement nor the consummation by Purchaser of the transactions contemplated hereby or thereby
(a) violates or will violate any provision of law or any rule, regulation or order of any court or governmental agency, (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser is bound or (c) requires any filing by Purchaser with, or any approval, consent, authorization or other actions with respect to Purchaser by, any governmental body. This Agreement, the Escrow Agreement, the Notes and the ESP Agreement have been duly executed and delivered by Purchaser.

         4.5 Compliance with Laws. Purchaser is in compliance in all material respects with all laws, regulations, rules and decrees of all governmental authorities applicable to Purchaser.

         4.6 Litigation. There is no litigation, action, suit, proceeding or governmental investigation pending or (to the best of Purchaser's knowledge) threatened

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against Purchaser or affecting Purchaser or its business or any of its assets, at law or in equity or before any federal, state, municipal, local or other governmental authority, or before any arbitrator, nor does Purchaser known of any reasonable basis for any such litigation, action, suit, proceeding or investigation. Purchaser is not subject to any order, writ or decree of any court or other governmental authority.

    5.   Covenants of Seller.

         5.1 Revenue Warranty. Seller covenants that the Annual Revenues will be not less than US$850,000.

         5.2 Preservation of Contract Revenues. Seller will perform all obligations (other than the Assumed Obligations) required by the Contracts to be performed by Seller with utmost care and diligence and in utmost good faith. Seller will not terminate or amend any of the Contracts, or waive any term or condition of any of the Contracts, without the prior written consent of Purchaser. Seller will not assign or delegate any of its obligations pursuant to the Contracts (other than the delegation of the Assumed Obligations pursuant to this Agreement) without the prior written consent of Purchaser, and Seller will immediately terminate any such assignment or delegation of obligations upon written notice by Purchaser revoking any consent given by Purchaser pursuant to this Section 5.2.

         5.3 Noncompetition. For a period of three years after the date of this Agreement, neither Seller nor any person or entity directly or indirectly controlling Seller as of the date of this Agreement nor any person then directly or indirectly controlled by Seller will, without the consent of Purchaser, directly or indirectly through any other person or entity furnish any billing, collection or accounts receivable management services, or have any interest in any entity that furnishes any of such services, to any party (other than DHR or Seller) to any of the Contracts with respect to fees for medical services performed on or after the date of this Agreement; provided, however, that the foregoing covenant shall automatically terminate upon the expiration or termination of the ESP Agreement.

         5.4 Notice of Assignment. Upon request by Purchaser, Seller will give written notice, in form and substance approved by Purchaser, to each party to each of the Contracts of the assignment of the Contract Rights to Purchaser and, except as otherwise authorized in Section 2.3, either of the Notes or the ESP Agreement, directing such party to pay to Purchaser all amounts payable by such party pursuant to such Contract with respect to payments for medical services collected after September 30, 1997. In the event that Seller receives any payment, the right to which was assigned to Purchaser in this Agreement, Seller will, except as otherwise authorized in
Section 2.3, either of the Notes or the ESP Agreement, promptly deliver to Purchaser such payment and all endorsements or instruments of transfer necessary or appropriate to transfer such payment to Purchaser.

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    6.   Indemnification.  Seller will indemnify, defend and hold harmless
Purchaser from and against:

         (a)  all liabilities of Seller (other than the Assumed
              Obligations) and all liabilities arising out of any act or omission of Seller;

         (b) any and all losses, damages, costs or deficiencies resulting from any and all misrepresentations or breaches of warranty or failures to perform agreements or undertakings by Seller contained in or made pursuant to this Agreement or the Escrow Agreement or in other documents executed by Seller in connection with this Agreement; and

         (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) relating to any of the foregoing.

Seller shall pay to Purchaser all amounts owed to Purchaser pursuant to this
Section 6 within thirty (30) days after written demand therefor. In the event that any third person shall assert any claim or action in excess of $1,000 against Purchaser which, if successful, might result in a claim for indemnity hereunder, Purchaser shall notify Seller, in writing, of such claim or action, and Seller may, at its sole expense, assume control over the defense of such claim or action, but in any event Purchaser shall have the right to participate in the defense of any such claim or action. If, after notice thereof, Seller shall not assume the defense of, or if after so assuming such defense it shall fail to continue to defend, any such claim or action, Purchaser may defend any such claim or action and Purchaser may then settle or compromise such claim or action on terms it deems reasonable. Seller shall promptly satisfy and pay any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and shall pay the reasonable expenses, legal or otherwise, of Purchaser in the defense of any such claim or action.

    7.   Miscellaneous.

         7.1 Notices. All notices, demands and other communications hereunder ("Notices") shall be written and shall be deemed to have been duly given if delivered in person, mailed in the country in which the addressee is located (registered or certified mail, postage prepaid, return receipt requested), sent via an internationally recognized courier service or sent by cable, telex, facsimile transmission or other electronic means of written communication and confirmed in a writing sent by the close of business on the next following business day via an internationally recognized courier service as follows:

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    To Purchaser:       National Medical Financial
                         Services Corporation
                        1315 Greg Street, Suite 103
                        Sparks, Nevada 89431
                        Attention: President


    To Seller:          Medical Billing Services of Arizona, Inc.
                        925 West Kathleen Road
                        Phoenix, Arizona 85023
                        Attention: Christopher J. Asterino, President

    with a copy to:     Ian M. Starr, Esquire
                        One International Place, 15th Floor
                        Boston, Massachusetts 02110-2699

or to such other address as Purchaser or Seller may designate by notice to the other, except that Notices of change of address shall only be effective upon receipt.

         7.2 Entire Agreement. This Agreement and the other agreements, instruments and documents delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         7.3 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of Nevada, without regard to its conflicts-of-law rules. Service of process by Purchaser in connection with any action brought to enforce this Agreement shall be binding on Seller if sent to Seller in accordance with the notice provisions contained in this Agreement.

         7.4 Section Headings. The section headings herein are for reference only and shall not limit or control the meaning of any provision of this Agreement.

         7.5 Waiver. No delay or omission on the part of either party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

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         7.6  Assignment.  Purchaser shall not assign any of Purchaser' s obligations under this Agreement without the prior written consent of Seller.

         7.7 Binding on Successors and Assigns. Subject to Section 7.6, this Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

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     In witness whereof, the parties hereto have duly executed this Agreement as of the day and year first above written.

                             MEDICAL BILLING SERVICES OF ARIZONA, INC.


                             By: /s/  Christopher J. Asterino
                                 --------------------------------------
                                  President:


                             NATIONAL MEDICAL FINANCIAL SERVICES
                              CORPORATION


                             By: /s/  Douglas R. Colkitt, M.D.
                                 --------------------------------------
                                  President: